SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 24, 2017 (October 24, 2017)
 Date of Report (Date of earliest event reported)

State National Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36712	26-0017421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 L. Don Dodson Dr.
Bedford, Texas 76021
(Address of principal executive offices, including zip code)

(817) 265-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

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Item 5.07          Submission of Matters to a Vote of Securities Holders.
On October 24, 2017, State National Companies, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 26, 2017, by and among the Company, Markel Corporation (“Parent”) and Markelverick Corporation (“Merger Sub”), which provides for, among other things and subject to the terms and conditions set forth therein, Merger Sub to merge with and into the Company, with the Company surviving the merger as a direct, wholly-owned subsidiary of Parent.
Each of the three proposals considered at the Special Meeting (as described below) was approved by the requisite vote of the Company’s stockholders.
As of September 5, 2017, the record date for the Special Meeting, there were 42,173,561 shares of common stock outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 36,280,727 shares of the Company, representing approximately 86.02% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.
At the Special meeting, the following proposals were considered:
(1)	The proposal to adopt the Merger Agreement (the “merger proposal”);
(2)
The proposal to approve, on a nonbinding advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger (the “merger-related compensation proposal”); and

(3)
The proposal to approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger proposal at the Special Meeting (the “adjournment proposal”).

The final voting results for each proposal are described below.  For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities Exchange Commission (the “SEC”) on September 11, 2017, as well as the supplement to the Company’s definitive proxy statement filed with the SEC on September 28, 2017.
Merger Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,671,428	646,285	963,014	--

Merger-Related Compensation Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,647,778	8,374,123	258,826	--

Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,997,690	1,320,073	962,964	--

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 24, 2017
STATE NATIONAL COMPANIES, INC.

By:	/s/ David Hale
Name:	David Hale
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer